Exhibit 21

SUBSIDIARIES OF THE REGISTRANT*

Name	Jurisdiction of Organization	Name Under Which Doing Business

Aanderaa Data Instruments AS	Norway

Aanderaa Data Instruments Espana S.L.	Spain

Aanderaa Data Instruments, Inc.	Massachusetts

AC Custom Pumps Division	N/A

Alcon Division	United Kingdom

Anadolu Flygt Pompa Pazarlama Ve Ticaret AS	Turkey

ASE AS	Norway

Bell & Gossett Division	N/A

Bellingham & Stanley Ltd.	United Kingdom

Bellingham & Stanley, Inc.	Georgia

Bombas Flygt de Venezuela	Venezuela

Brightbanner Limited	United Kingdom

Canada Investments Company	Canada

CMS Research Corporation	Alabama

Design Analysis Associates	Utah

EBRO Electronics GmbH	Germany

Electronic Headquarters Division	N/A

Evolutionary Concepts Inc.	California

Faradyne Motors (Suzhou) Co. Ltd	China

Faradyne Motors LLC	Delaware

Flojet Division	N/A

Flow Control Division	N/A

Flow Control LLC	Delaware

Flowtronex PSI, LLC	Nevada

Fluid Handling, LLC	Delaware	Xylem Fluid Handling LLC

Flygt Australia PTY LTD.	Australia

Flygt Lowara Italia S.R.L.	Italy

FTC Headquarters Division	N/A

Global Water Instrumentation, Inc.	California

Godwin Holdings Ltd.	United Kingdom

Godwin Pumps Ltd.	United Kingdom

Gould Pumps Ireland Ltd.	Ireland

Goulds Pumps (Philippines), Inc.	Philippines	Goulds

Goulds Pumps Ireland LTD	Ireland	Goulds

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

Name	Jurisdiction of Organization	Name Under Which Doing Business

Grindex AB	Sweden

Grindex Pumps Division	N/A

Grindex Pumps LLC	Delaware

ITT (Nanjing) Co. LTD	China	Goulds

ITT Flygt AS	Norway

ITT PCI Membranes Sp. Z.o.o.	Poland

ITT Water & Wastewater Alphen B.V.	Netherlands

ITT Water & Wastewater Hungary KFT	Hungary

ITT Water & Wastewater Ireland Ltd.	Ireland

ITT Water & Wastewater Lituanica	Lithuania

ITT Water & Wastewater Mexico S. de R.L. de C.V.	Mexico

ITT Water & Wastewater Treatment (Shenyang) Co Ltd.	China	Flygt

ITT Water Technology Mexico S. de R.L. de C.V.	Mexico

Jabsco Costa Mesa Division	N/A

Jabsco GmbH	Germany

Jabsco Marine Italia s.r.l.	Italy

LFK	Hungary

LLC Flygt and Lowara Water Technology	Russia

Lowara Ireland Ltd.	Ireland

Lowara Nederlands BV	Netherlands	Lowara

Lowara Pump Corporation	Japan

Lowara s.r.l.	Italy	Lowara

Lowara UK Limited	United Kingdom	Lowara

Lowara Vogel Polska SP ZOO	Poland

Marlow Division	N/A

McDonnell & Miller Division	N/A

Midland Division	United Kingdom

NHK Jabsco Co, Ltd.	Japan

Nova Analytics Europe LLC	Delaware

O.I. Corporation	Oklahoma

PCI Membrane Systems, Inc.	Delaware

Portacel Inc.	Delaware

Rule Division	N/A

Sanitaire Division	N/A	Santaire

Sarcoid S.A.	Portugal

Scibase, Inc.	Ohio

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

Name	Jurisdiction of Organization	Name Under Which Doing Business

Secomam S.A.	France

Sensortechnik Meinsberg GmbH	Germany

SI analytics GmbH	Germany

SMS	Hungary

SRP Acquisition Corp	Delaware

Standard Division	N/A

TEC Electrical Componets Ltd.	United Kingdom

Texas Turbine LLC	Delaware	Xylem Texas Turbine LLC

Totton Holdings Limited	United Kingdom

Totton Pumps Limited	United Kingdom

Water Asset Management, Inc.	Nevada

Water Company Limited	United Kingdom

Water Process Holdings Limited	United Kingdom

Water Process Limited	United Kingdom

Water Technology Philippines Holding, Inc.	Massachusetts

Wedeco AVP PTY Ltd.	Australia

Wedeco GmbH	Switzerland

Weissenschaftich Technische Warskatte GmbH	Germany

WTW Measurement Systems Inc.	Delaware

Xylem (China) Company Limited	China

Xylem (Hong Kong) Limited	China

Xylem Analytics Germany GmbH	Germany

Xylem Analytics LLC	Delaware

Xylem Brasil Soluções para Água Ltda.	Brazil

Xylem Canada Company	Canada

Xylem Canada LP	Canada

Xylem Delaware, Inc.	Delaware

Xylem Dewatering Solutions, Inc	New Jersey	Godwin Pumps of America

Xylem Flow Control Limited	United Kingdom

Xylem Germany GmbH	Germany

Xylem Holdings France SAS	France

Xylem Holdings Sarl	Luxembourg

Xylem Industriebeteiligungen GmbH	Germany

Xylem Industries Sarl	Luxembourg

Xylem International Sarl	Luxembourg

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

Name	Jurisdiction of Organization	Name Under Which Doing Business

Xylem IP Holdings LLC	Delaware

Xylem Luxembourg Sarl	Luxembourg

Xylem Management GmbH	Germany

Xylem Water Solutions (Hong Kong) Limited	China

Xylem Water Solutions AB	Sweden

Xylem Water Solutions Argentina S.A.	Argentina

Xylem Water Solutions Australia Limited	Australia

Xylem Water Solutions Austria Gmbh	Austria

Xylem Water Solutions Belgium BVBA	Belgium

Xylem Water Solutions Chile SA	Chile

Xylem Water Solutions Colombia Ltd	Colombia

Xylem Water Solutions Denmark ApS	Denmark

Xylem Water Solutions Deutschland GmbH	Germany	Flygt

Xylem Water Solutions Espana SA	Spain

Xylem Water Solutions Florida LLC	Delaware

Xylem Water Solutions France SAS	France

Xylem Water Solutions Herford GmbH	Germany

Xylem Water Solutions India Pvt. Ltd.	India

Xylem Water Solutions Indiana LLC	Delaware

Xylem Water Solutions Italia s.r.l.	Italy	Flygt

Xylem Water Solutions Korea Co., Ltd.	Korea

Xylem Water Solutions Malyasia SDN BHD	Malaysia

Xylem Water Solutions Metz SAS	France

Xylem Water Solutions Nederland BV	Netherlands	Flygt

Xylem Water Solutions New Zealand Limited	New Zealand

Xylem Water Solutions Norge AS	Norway

Xylem Water Solutions Panama s.r.l.	Panama

Xylem Water Solutions Peru S.A.	Peru

Xylem Water Solutions Polska Sp.z.o.o	Poland

Xylem Water Solutions Portugal, Unipessoa Lda	Portugal

Xylem Water Solutions Rugby Limited	United Kingdom

Xylem Water Solutions Singapore PTE Ltd.	Singapore

Xylem Water Solutions South Africa Pty Ltd.	South Africa

Xylem Water Solutions Suomi Oy	Finland

Xylem Water Solutions Sweden Holdings AB	Sweden

Xylem Water Solutions U.S.A., Inc.	Delaware	Water Solutions U.S.A., Inc.

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

Name	Jurisdiction of Organization	Name Under Which Doing Business

Xylem Water Solutions UK Holdings Limited	United Kingdom

Xylem Water Solutions UK Ltd.	United Kingdom

Xylem Water Solutions Zelienople LLC	Delaware

Xylem Water Systems (California), Inc.	California

Xylem Water Systems Australia PTY Ltd.	Australia

Xylem Water Systems Deutschland GmbH	Germany	Lowara

Xylem Water Systems Hungary KFT	Hungary

Xylem Water Systems International, Inc.	Delaware

Xylem Water Systems Texas Holdings LLC	Delaware

Xylem Water Systems U.S.A., LLC	Delaware	ITT Water Technology LLC

YSI (Beijing) Co., Ltd.	China

YSI (China) Limited	Hong Kong

YSI (Hong Kong) Ltd.	Hong Kong

YSI (UK) Limited	United Kingdom

YSI Australia Pty Ltd.	Australia

YSI Environmental Ltd.	United Kingdom

YSI Environmental South Asia Private Ltd.	India

YSI Hydrodata Limited	United Kingdom

YSI Incorporated	Ohio

YSI Instrumentos E Servicos Ambientais Ltda.	Brazil

YSI Instruments, Ltd.	Japan

YSI International, Inc.	Ohio

YSI Nanotech	Japan

YSI Sensors LLC	Ohio

YSI Trading (Shanghai) Company, Ltd.	China

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report